Exhibit 99.1

BEFORE ANY COMPETENT AUTHORITY

EXTRA JUDICIAL STATEMENT – INVITATION – REQUEST

By:  1) Mr Stavors Mesazos son of Charalampos, resident of Metamorfosi Attikis, on 20, Ilias, str, 2) Mr. Charalampos Mesazos son of Stavros, resident of Metamorfosi Attikis, on 20, Ilias str., 3) Mr. Konstantinos Mesazos son of Stavros, resident of Metamorfosi Attikis, on 20, Ilias str., 4) «Aglomar Ltd.», that has its fiscal domicile at Greece and its registered offices at Athens on 286, Patision str., 5) «Avesan Ltd.», that has its fiscal domicile at Greece and its registered offices at Athens on 286, Patision str., 6) Mr. Konstantinos Moschopoulos son of Georgios, resident of Athens, on 4, Polimnias str.

TO

The Board of Directors, of the limited company under the corporate name «HELLENIC SOLUTIONS CORPORATION SA», located in George Town of CAYMAN Islands, which is legally represented by its Chairman Mr Charalambous Stavros Mesazos resident of Metamorfosi Attikis.

NOTIFIED TO

1) Mr. Dimitrios K. Vasilikos son of Konstantinos, resident of Athens, on 20, Anapiron Polemou str.

2) Mr. Joseph B. Clancy, resident of Porto Rafti, Attikis, on 30, G. Mitsaki str.

3) Mr. Rizos Krikis son of Panagiotis, resident of Rafina, Attikis, on 4, Propontidos Str.

4) Mr. Konstantinos Moschopoulos son of Georgios, resident of Athens, on 4, Polimnias Str.

ALSO NOTIFIED TO

1) The investment company under the corporate name «ACCESS AMERICA INVESTMENTS LLC»,

2) The investment company under the corporate name «ACCESS AMERICA FUND LP».

3) The law firm under the name «LA Piper LLP», based in Baltimore of the United States (Smith Avenue Baltimore, Maryland 21209-3600)

4) The SECURITIES AND EXCHANGE COMMISSION of the United States, located in Washington, USA (Washington dc 20549-4631)

5) Mrs. Sophia Douskali, resident of Galatsi Attikis, on 5, Ihous Str.

We, the applicants are shareholders of the company with the corporate name «HELLENIC SOLUTION CORPORATION», which is located in George Town Islands Cayman, and has been legally established and is legally operating and which has issued a total of 21,133,481 shares and in particular the first one of us Stavros Mesazos is the legal owner, possessor and holder of six million six hundred fifty five thousand six hundred seventy (6,655,670) shares, of the above company, which account for 31,49% of the total amount of its shares, the second one of us Charalampos Mesazos, is the legal owner, possessor and holder of two million one hundred twenty thousand (2.921.000) shares, of the above company, which account for 13,82% of the total amount of its shares, the third one of us Konstantinos Mesazos son of Stavros, is the legal owner, possessor and holder of two million one hundred twenty thousand (2.921.000) shares, of the above company, which account for 13,82% of the total amount of its shares, the fourth one of us «Aglomar Ltd.», is the legal owner, possessor and holder of eight hundred eleven thousand six hundred seventy (811 670) shares of the above company, which account for 3,84 % of the total amount of its shares, the fifth one of us «Avesan Ltd.», is the legal owner, possessor and holder of eight hundred eleven thousand six hundred seventy (811 670) shares of the above company, which account for 3,84 % of the total amount of its shares, and the sixth one of us Konstantinos G. Moschopoulos is the legal owner, possessor and holder of nine hundred and seventy four thousand shares, of the above company, which account for 4,61% of the total amount of its shares, namely in whole we the applicants are the legal owners, possessors and holders of the 71,42% issued share capital and the voting power shares, of the company with the corporate name «HELLENIC SOLUTION CORPORATION»

Because we have been recently informed that the (members) shown here as representatives - directors of the «HELLENIC SOLUTION CORPORATION» company, intend to convene as the Board of Directors on 03/22/2011 in order to take decisions on major issues concerning the company, such as these issues referred to the extrajudicial statement – invitation, sent on 21/03/2011, by the displayer as Managing Director of the Company Mr. Dimitrios Vasilikos son of Konstantinos, resident of Athens.

Since under this specific configuration the Board of Directors, does not obtain neither the confidence, nor the recognition on behalf of the majority shareholders of the «HELLENIC SOLUTION CORPORATION» company and in particular on decision making concerning critical issues, for which the Board of Directors shall be convened.

Since the majority of the shareholders representing the 71.42% of the issued share capital and voting rights of company under the corporate name «HELLENIC SOLUTION CORPORATION», we are entitled to call the convening of the general assembly of the shareholders in accordance with the relevant provisions of the Articles of Association of the company (paragraphs 56 et seq) and in accordance with the law.

Since, under the above capacity of us, as the majority of the Supreme Body of the company, we have the right to prevent the adverse decision for the company and not in conformity with the will of the majority of decisions of directors and further, we are entitled to proceed to scrutiny and accountability for their actions, so far and omissions by the members of the Board of Directors, having reasonable suspicions regarding the sound and proper progress of the company and those to whom the present is notified.

Since, according to the contents of the above extrajudicial invitation, by 03/21/2011, for convocation of the Board of Directors, are including documents and reassurance to third parties, which may create false representations, with adverse legal consequences for the company, as a response to comments of U.S. Capital Market Commission, improvement of form to the law firm «DLA PIPER», as well as commitments or actions to damage the interests of shareholders.

Since, we reserve all our legal rights.

FOR ALL THE ABOVE REASONS

And under all our legal rights reserved

1) We call the Board of Directors of the Company under the corporate name «HELLENIC SOLUTION CORPORATION», to take all legal actions under the Articles of Association and the law, to convene a general meeting of shareholders within the legal time limit of 21 days from receiving the above, ie until 22.04.2011, at the offices of the company, located in Greece (5, Ihous Str – Galatsi ) to make decision on the following issues, after having held the required by the Articles of Association publications and invitations to the shareholders of the company:

1) Call of duty of Directors of the company and election of new

2) Election of a Supervisory Committee in order to research and to draft a report towards the General Assembly, regarding the actions of the up today Directors of the company, of the managers, the financial managers, regarding the operations towards the company that has been contracted by the present and the general relationships of the company with those be notified the present.

2) We call the Directors of the Company, to whose is directed the present, to abstain, by the time they will be informed, by any way, of our will and the context of the present, of any kind of competence as representatives of the Company under the corporate name «HELLENIC SOLUTION CORPORATION», and in particular to abstain from convention or participation, which means to cancel any meeting, at any time and place of the Board of Directors, to abstain of any decision making that might commit, by any means the Company, for issues such as those referred at the extrajudicial invitation of 21-3-2011, such as the appointment of the President and the Secretary of the meeting, the ratification of response to the US SEC Comment Letter, the approval of the 12b-25 form in order, for the Law Firm «DLA PIPER», to ask by the SEC an extension, in favour of the company, so as to submit the annual financial elements, the replacement of the members of the Board of Directors of the Company in accordance to the Article 122.5 of the Article of Association of the company, discussing the possibility of filing a claim for bankruptcy of the company, before the competent courts of Cayman Islands, discussion related to the loans of the company, loan approval procedures for contracts with the company and the appointment of Mr. Dimitrios Vasilikos, for signing and deciding of any other issue related to the company.

3) We call all those to whom is directed the present and until the convention of the meeting of the shareholders and the decision making according to the present, to the Articles of Association and the law, not to undertake under any capacity on signing of any contract, document or intention of will, that by any means is related to the company under the corporate name «HELLENIC SOLUTIONS CORPORATION».

Competent belief, subject to all our legal rights, is ordered to deliver this extra judicial note legally and the attached translation into the Greek language, to those addressed (as above), for their knowledge and for the legal effects, by copying the whole into the delivery report.

Athens 21/3/2011

The extra judicial inviters